Exhibit 99.1

LifePoint Hospitals Reports Third Quarter 2012 Results

BRENTWOOD, Tenn.--(BUSINESS WIRE)--October 26, 2012--LifePoint Hospitals, Inc. (NASDAQ: LPNT) today announced results for the third quarter and nine months ended September 30, 2012.

For the third quarter ended September 30, 2012, revenues from continuing operations were $820.2 million, up 11.0% from $739.2 million for the same period a year ago. Income from continuing operations attributable to LifePoint Hospitals, Inc. stockholders for the third quarter ended September 30, 2012, decreased 50.7% to $19.2 million, or $0.39 per diluted share, compared with $38.9 million, or $0.77 per diluted share, for the same period last year.

For the first nine months of 2012, revenues from continuing operations were $2,498.5 million, up 11.3% from $2,244.8 million for the same period a year ago. Income from continuing operations attributable to LifePoint Hospitals, Inc. stockholders for the first nine months of 2012 decreased 7.6% to $115.4 million, or $2.38 per diluted share, compared with $125.0 million, or $2.43 per diluted share, for the same period last year.

In commenting on the results, William F. Carpenter III, chairman and chief executive officer of LifePoint Hospitals, said, “This was a challenging quarter for LifePoint. Our financial results were adversely affected by specific costs associated with investments we made that are critical to future growth and by operational changes in our business. We remain focused on improving operating efficiencies in light of the current environment, advancing our strategy of delivering high quality care and service, expanding in existing markets and through acquisitions in faster growing markets, as well as developing talent. We are confident our plan will deliver results and continue to generate value for our stockholders.”

The Company also issued the following revised guidance for 2012:

Estimated Net Revenue	$3.35 - $3.40 billion
Estimated Adjusted EBITDA	$535.0 - $545.0 million
Estimated Diluted EPS	$2.97 - $3.10

The Company provides the following table and explanations for certain items that adversely affected the Company’s financial performance for the three months ended September 30, 2012:

	Three Months Ended September 30, 2012
	Amount (in millions)	Impact on Diluted EPS
Adjusted EBITDA	$107.3
Plus significant items incurred:
Acquisition transaction expenses	6.2	$(0.08)
Prior period repayment obligation expense	2.6	(0.03)
Retention and severance expenses	1.8	(0.02)
Hurricane Isaac impact	1.5	(0.02)
Net impact to Adjusted EBITDA	12.1	$(0.15)
Adjusted Normalized EBITDA	$119.4

Three Months Ended Sept. 30, 2012
Diluted EPS attributable to LifePoint Hospitals, Inc. stockholders	$0.39
Significant items incurred and summarized above ($12.1 million)	0.15
Debt extinguishment costs ($4.4 million)	0.06
Adjusted Diluted EPS attributable to LifePoint Hospitals, Inc. stockholders	$0.60

The following provides additional information pertaining to the significant items incurred and summarized in the table above:

  Acquisition transaction expenses of $6.2 million pertaining to the Company’s acquisition of Marquette General Health System;
  The Company recognized $2.6 million of additional expenses based on its estimated liability for a prior period repayment obligation;
  Retention and severance expenses of $1.8 million were recognized in connection with the Company’s shared centralized resource initiatives; and
  The Company’s estimated lost revenue, net of operating costs, associated with Hurricane Isaac of $1.5 million.

In addition to the information highlighted above, the Company’s financial performance for the three months ended September 30, 2012, was adversely affected by other items as follows: During the three months ended September 30, 2012, the Company’s Recovery Audit Contractor experience resulted in a net reduction to revenue of approximately $4.0 million. As a result of increasing observation visits, the Company estimates that its reimbursement declined approximately $2.0 million in the quarter. The Company continues to employ an increasing number of physicians and, as a result, its net physician practice losses for the three months ended September 30, 2012, increased by approximately $3.5 million as compared with the same period in the prior year. Finally, beginning in the three months ended September 30, 2012, the Company experienced a decline in reimbursement of approximately $2.8 million, compared with the same period in the prior year, relating to a decrease in funding from a New Mexico indigent care program.

A listen-only simulcast, as well as a 30-day replay, of LifePoint Hospitals’ third quarter 2012 conference call will be available on line at www.lifepointhospitals.com/news/press-releases and www.earnings.com today, Friday, October 26, 2012, beginning at 10:00 a.m. Eastern Time.

LifePoint Hospitals, Inc. is a leading hospital company focused on providing quality healthcare services close to home. Through its subsidiaries, LifePoint operates 56 hospital campuses in 19 states. With a mission of “Making Communities Healthier®,” LifePoint is the sole community hospital provider in the majority of the communities it serves. More information about the Company, which is headquartered in Brentwood, Tennessee, can be found on its website, www.LifePointHospitals.com. All references to “LifePoint,” “LifePoint Hospitals,” or the “Company” used in this release refer to LifePoint Hospitals, Inc. or its affiliates.

Important Legal Information. Certain statements contained in this release, including LifePoint’s updated guidance for the year ended December 31, 2012, are based on current management expectations and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to qualify for the safe harbor protections from liability provided by the Private Securities Litigation Reform Act of 1995. Numerous factors exist which may cause results to differ from these expectations. Many of the factors that will determine LifePoint’s future results are beyond LifePoint’s ability to control or predict with accuracy. Such forward-looking statements reflect the current expectations and beliefs of the management of LifePoint, are not guarantees of performance and are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results to differ from those described in the forward-looking statements. These forward-looking statements may also be subject to other risk factors and uncertainties, including without limitation: (i) the outcome of elections and any change in healthcare reform legislation or regulation, including how or whether healthcare reform is repealed or implemented (and including whether LifePoint and its hospitals successfully adapt);(ii) other changes in government programs, including whether states support increases, decreases or changes in Medicaid programs, implement healthcare exchanges or alter the provision of healthcare to state residents through regulation or otherwise; (iii) reductions in Medicare or Medicaid payments (and payments from other governmental payors), whether driven by budget deficits, programmatic changes or otherwise, including the increasing amount of recoveries made by Recovery Audit Contractors and similar governmental agents; (iv) reductions in reimbursements from commercial payors, whether as a change in our revenue mix, service mix, reduction in commercial rates or otherwise; (v) LifePoint’s ability to acquire hospitals and other healthcare providers (especially through in-market transactions) on favorable terms, the business risks and costs associated with acquiring hospitals and other providers and the uncertainty in operating and integrating such hospitals and other providers; (vi) the ongoing, adverse effects from high rates of unemployment, which could intensify if economic conditions deteriorate; (vii) the failure or closure of certain manufacturing facilities and other employers, especially in our markets that are dependent on a small number of local employers; (viii) the growth of “bad debt” and “patient due” accounts, the number of individuals without insurance coverage (or who are underinsured) who seek care at our hospitals, and deterioration in the collectability of these accounts; (ix) the number of individuals who have been and are self-rationing access to healthcare (or delaying or not seeking healthcare services); (x) whether our core strategies will result in anticipated operating results, including measurable quality and satisfaction improvements; (xi) whether our efforts to reduce the cost of providing healthcare while increasing the quality of care are successful; (xii) the ability to attract, recruit and retain qualified physicians, nurses, medical technicians and other healthcare professionals and the increasing costs associated with doing so, including the direct costs associated with employing physicians and other healthcare professionals; (xiii) the loss of certain physicians in markets where such a loss can have a disproportionate impact on our hospital in such market; (xiv) the application, interpretation and enforcement of increasingly stringent and complex laws and regulations governing our operations and healthcare generally (and changing interpretations of applicable laws and regulations) and related enforcement activity; (xv) legal obligations that providers must self-disclose violations, the possibility that fines and penalties (including the penalty of exclusion) may be levied against hospitals and individuals in connection with enforcement activities, and the additional costs incurred in connection with efforts to comply with such laws and regulations; (xvi) competition from other hospitals and outpatient facilities providing services similar to those LifePoint offers and from physicians providing services in their offices that could be provided in LifePoint’s hospitals; (xvii) adverse events in states where a large portion of LifePoint’s revenues are concentrated; (xviii) any interruption of or restriction in LifePoint’s access to licensed information (and information technology systems) or failure in LifePoint’s ability to integrate changes to LifePoint’s existing information systems or information systems of acquired hospitals; (xix) liabilities resulting from potential malpractice and related legal claims brought against LifePoint’s hospitals or the healthcare providers associated with, or employed by such hospitals or affiliated entities; (xx) our increased dependence on third parties to provide purchasing, revenue cycle, payroll and information technology and whether they are able to do so effectively; (xxi) the continued viability of Duke – LifePoint Healthcare and our partnership with Duke University Medical Center; and (xxii) those other risks and uncertainties described from time to time in LifePoint’s filings with the Securities and Exchange Commission. Specifically, without limiting the cautionary statements made above, with respect to LifePoint’s updated guidance for the year ended December 31, 2012, management has assumed, among other things, that (1) RAC and similar take backs in the fourth quarter will not exceed those made in the third quarter of 2012 and (2) governmental and commercial payor programs, and in particular their reimbursement levels, will remain stable. Therefore, LifePoint’s future results may differ materially from those described in this release. LifePoint undertakes no obligation to update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

All references to “our,” “LifePoint,” “LifePoint Hospitals” and the “Company” as used throughout this release refer to LifePoint Hospitals, Inc. and its subsidiaries.

LIFEPOINT HOSPITALS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Dollars in millions, except per share amounts

	Three Months Ended September 30,				Nine Months Ended September 30,
	2012		2011		2012		2011
	Amount	% of Revenues	Amount	% of Revenues	Amount	% of Revenues	Amount	% of Revenues
Revenues before provision for doubtful accounts	$984.9		$866.2		$2,963.1		$2,628.2
Provision for doubtful accounts	164.7		127.0		464.6		383.4
Revenues	820.2	100.0%	739.2	100.0%	2,498.5	100.0%	2,244.8	100.0%

Salaries and benefits	390.3	47.6	337.8	45.7	1,130.2	45.2	1,011.2	45.0
Supplies	129.3	15.8	113.9	15.4	382.7	15.3	346.7	15.4
Other operating expenses	205.3	25.0	171.1	23.2	589.5	23.7	495.8	22.2
Other income	(12.0)	(1.5)	(11.0)	(1.5)	(14.7)	(0.6)	(15.2)	(0.7)
Depreciation and amortization	47.7	5.9	40.7	5.5	139.7	5.6	121.0	5.4
Interest expense, net	24.5	3.0	24.3	3.3	75.7	3.0	81.6	3.6
Debt extinguishment costs	4.4	0.5	–	–	4.4	0.2	–	–
Impairment charge	–	–	–	–	3.1	0.1	–	–
	789.5	96.3	676.8	91.6	2,310.6	92.5	2,041.1	90.9

Income from continuing operations before income taxes	30.7	3.7	62.4	8.4	187.9	7.5	203.7	9.1
Provision for income taxes	11.4	1.4	22.8	3.0	69.8	2.8	76.5	3.4
Income from continuing operations	19.3	2.3	39.6	5.4	118.1	4.7	127.2	5.7
(Loss) income from discontinued operations, net of income taxes	–	–	(0.1)	–	0.2	–	0.2	–
Net income	19.3	2.3	39.5	5.4	118.3	4.7	127.4	5.7
Less: Net income attributable to noncontrolling interests	(0.1)	(0.1)	(0.7)	(0.1)	(2.7)	(0.1)	(2.2)	(0.1)
Net income attributable to LifePoint Hospitals, Inc.	$19.2	2.2%	$38.8	5.3%	$115.6	4.6%	$125.2	5.6%

Basic earnings per share attributable to LifePoint Hospitals, Inc. stockholders:
Continuing operations	$0.40		$0.79		$2.44		$2.49
Discontinued operations	–		–		0.01		0.01
Net income	$0.40		$0.79		$2.45		$2.50

Diluted earnings per share attributable to LifePoint Hospitals, Inc. stockholders:
Continuing operations	$0.39		$0.77		$2.38		$2.43
Discontinued operations	–		–		–		0.01
Net income	$0.39		$0.77		$2.38		$2.44

Amounts attributable to LifePoint Hospitals, Inc. stockholders:
Income from continuing operations, net of income taxes	$19.2		$38.9		$115.4		$125.0
(Loss) income from discontinued operations, net of income taxes	–		(0.1)		0.2		0.2
Net income	$19.2		$38.8		$115.6		$125.2

LIFEPOINT HOSPITALS, INC.
UNAUDITED EARNINGS PER SHARE CALCULATIONS
In millions, except per share amounts

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Income from continuing operations	$19.3	$39.6	$118.1	$127.2
Less: Net income attributable to noncontrolling interests	(0.1)	(0.7)	(2.7)	(2.2)
Income from continuing operations attributable to LifePoint Hospitals, Inc. stockholders	19.2	38.9	115.4	125.0
(Loss) income from discontinued operations, net of income taxes	–	(0.1)	0.2	0.2
Net income attributable to LifePoint Hospitals, Inc.	$19.2	$38.8	$115.6	$125.2

Weighted average shares outstanding – basic	47.5	49.3	47.3	50.2
Effect of dilutive securities: stock options and other stock-based awards	1.3	1.1	1.2	1.2
Weighted average shares outstanding – diluted	48.8	50.4	48.5	51.4

Basic earnings per share attributable to LifePoint Hospitals, Inc. stockholders:
Continuing operations	$0.40	$0.79	$2.44	$2.49
Discontinued operations	–	–	0.01	0.01
Net income	$0.40	$0.79	$2.45	$2.50

Diluted earnings per share attributable to LifePoint Hospitals, Inc. stockholders:
Continuing operations	$0.39	$0.77	$2.38	$2.43
Discontinued operations	–	–	–	0.01
Net income	$0.39	$0.77	$2.38	$2.44

LIFEPOINT HOSPITALS, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
In millions

	Sept. 30, 2012	Dec. 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$97.9	$126.2
Accounts receivable, less allowances for doubtful accounts of $633.1 and $537.4 at September 30, 2012, and December 31, 2011, respectively	512.9	430.6
Inventories	96.0	87.2
Prepaid expenses	29.0	26.4
Income taxes receivable	–	1.6
Deferred tax assets	154.2	125.7
Other current assets	44.6	42.3
	934.6	840.0

Property and equipment:
Land	102.4	93.5
Buildings and improvements	1,802.8	1,631.6
Equipment	1,200.1	1,084.0
Construction in progress	104.6	105.7
	3,209.9	2,914.8
Accumulated depreciation	(1,210.1)	(1,084.4)
	1,999.8	1,830.4

Deferred loan costs, net	22.7	21.7
Intangible assets, net	87.0	89.5
Other	38.9	19.8
Goodwill	1,602.2	1,568.7
Total assets	$4,685.2	$4,370.1

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$113.8	$99.6
Accrued salaries	122.4	103.1
Income taxes payable	8.1	–
Other current liabilities	171.8	168.2
Current maturities of long-term debt	13.6	1.9
	429.7	372.8

Long-term debt	1,650.6	1,595.4
Deferred income tax liabilities	236.8	259.0
Long-term portion of reserves for self-insurance claims	133.1	118.3
Other long-term liabilities	69.8	20.8
Long-term income tax liability	17.9	18.0
Total liabilities	2,537.9	2,384.3

Redeemable noncontrolling interests	29.0	26.2

Equity:
LifePoint Hospitals, Inc. stockholders’ equity:
Preferred stock	–	–
Common stock	0.6	0.6
Capital in excess of par value	1,395.4	1,354.8
Retained earnings	1,182.5	1,066.9
Common stock in treasury, at cost	(483.3)	(477.1)
Total LifePoint Hospitals, Inc. stockholders’ equity	2,095.2	1,945.2
Noncontrolling interests	23.1	14.4
Total equity	2,118.3	1,959.6
Total liabilities and equity	$4,685.2	$4,370.1

LIFEPOINT HOSPITALS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Dollars in millions

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Cash flows from operating activities:
Net income	$19.3	$39.5	$118.3	$127.4
Adjustments to reconcile net income to net cash provided by operating activities:
Loss (income) from discontinued operations	–	0.1	(0.2)	(0.2)
Stock-based compensation	7.0	6.4	20.3	17.7
Depreciation and amortization	47.7	40.7	139.7	121.0
Amortization of physician minimum revenue guarantees	4.9	5.0	14.7	14.3
Amortization of convertible debt discounts	6.5	6.1	19.2	18.0
Amortization of deferred loan costs	1.3	1.4	4.2	4.4
Debt extinguishment costs	4.4	–	4.4	–
Impairment charge	–	–	3.1	–
Deferred income tax benefit	(9.4)	(15.3)	(48.0)	(34.7)
Reserve for self-insurance claims, net of payments	1.8	2.7	(1.0)	9.7
Increase (decrease) in cash from operating assets and liabilities, net of effects from acquisitions and divestitures:
Accounts receivable	(6.7)	(9.4)	(42.4)	(0.1)
Inventories and other current assets	(9.5)	(9.8)	(2.2)	(17.8)
Accounts payable and accrued expenses	40.3	8.6	22.2	(2.6)
Income taxes payable/receivable	(22.9)	37.0	9.7	63.6
Other	(0.4)	(3.0)	0.3	(2.4)
Net cash provided by operating activities – continuing operations	84.3	110.0	262.3	318.3
Net cash (used in) provided by operating activities – discontinued operations	–	–	(0.7)	0.2
Net cash provided by operating activities	84.3	110.0	261.6	318.5

Cash flows from investing activities:
Purchases of property and equipment	(47.3)	(49.3)	(157.4)	(153.8)
Acquisitions, net of cash acquired	(162.3)	(36.6)	(182.4)	(63.1)
Other	(0.1)	(0.3)	(0.4)	(1.2)
Net cash used in investing activities	(209.7)	(86.2)	(340.2)	(218.1)

Cash flows from financing activities:
Proceeds from borrowings	490.0	–	490.0	–
Payments of borrowings	(443.7)	(0.1)	(443.7)	(0.1)
Repurchases of common stock	(0.3)	(99.4)	(6.2)	(141.2)
Payment of debt financing costs	(9.6)	(0.3)	(9.6)	(0.4)
Proceeds from exercise of stock options	15.9	0.1	21.4	34.6
Proceeds from employee stock purchase plans	0.8	0.6	1.3	1.2
Distributions to noncontrolling interests	(1.4)	(0.8)	(2.8)	(1.4)
Sales of redeemable noncontrolling interests	–	–	1.6	–
Capital lease payments and other	(0.7)	(0.3)	(1.7)	(1.1)
Net cash provided by (used in) financing activities	51.0	(100.2)	50.3	(108.4)

Change in cash and cash equivalents	(74.4)	(76.4)	(28.3)	(8.0)
Cash and cash equivalents at beginning of period	172.3	275.8	126.2	207.4
Cash and cash equivalents at end of period	$97.9	$199.4	$97.9	$199.4

Supplemental disclosure of cash flow information:
Interest payments	$7.0	$21.0	$43.8	$65.0
Capitalized interest	$0.6	$0.5	$1.9	$1.3
Income tax payments, net	$43.7	$1.2	$108.3	$47.8

	LIFEPOINT HOSPITALS, INC.
	UNAUDITED STATISTICS

		Three Months Ended September 30,			Nine Months Ended September 30,
		2012	2011	% Change	2012	2011	% Change
	Continuing Operations: (1)
	Number of hospitals at end of period	56	51	9.8%	56	51	9.8%
	Admissions	48,766	47,378	2.9	148,326	147,620	0.5
	Equivalent admissions (2)	113,147	104,912	7.8	335,365	317,826	5.5
	Revenues per equivalent admission	$7,249	$7,045	2.9	$7,450	$7,063	5.5
	Medicare case mix index	1.29	1.28	0.8	1.29	1.29	–
	Average length of stay (days)	4.5	4.2	7.1	4.4	4.3	2.3
	Inpatient surgeries	13,283	13,255	0.2	40,008	39,962	0.1
	Outpatient surgeries	41,379	39,017	6.1	127,402	117,836	8.1
	Emergency room visits	293,657	258,888	13.4	851,182	767,227	10.9
	Outpatient factor (2)	2.32	2.22	4.6	2.26	2.15	5.0

	Same-hospital: (3)
	Number of hospitals at end of period	51	51	–%	51	51	–%
	Admissions	45,215	47,378	(4.6)	140,366	147,620	(4.9)
	Equivalent admissions (2)	103,248	104,912	(1.6)	313,437	317,826	(1.4)
	Revenues per equivalent admission	$7,250	$7,045	2.9	$7,478	$7,063	5.9
	Medicare case mix index	1.30	1.28	1.6	1.30	1.29	0.8
	Average length of stay (days)	4.2	4.2	–	4.3	4.3	–
	Inpatient surgeries	12,180	13,255	(8.1)	37,718	39,962	(5.6)
	Outpatient surgeries	38,225	39,017	(2.0)	120,247	117,836	2.0
	Emergency room visits	266,136	258,888	2.8	788,188	767,227	2.7
	Outpatient factor (2)	2.29	2.22	3.1	2.23	2.15	3.7

(1)

Continuing operations information includes the results of (i) our hospital support center; (ii) our same-hospital operations; (iii) the results of Marquette General Health System (“Marquette General”), which we acquired effective September 1, 2012; Twin County Regional Hospital (“Twin County”), in which we acquired an 80% interest effective April 1, 2012; Maria Parham Medical Center (“Maria Parham”), in which we acquired an 80% interest effective November 1, 2011; and Person Memorial Hospital (“Person Memorial”), which we acquired effective October 1, 2011, each through Duke LifePoint Healthcare, in which we own a controlling interest with a wholly-controlled affiliate of Duke University Health System, Inc. and (iv) Woods Memorial Hospital (“Woods Memorial”), which we acquired effective July 1, 2012. Continuing operations information excludes the results of our hospitals that have previously been disposed.

(2)

Management and investors use equivalent admissions as a general measure of combined inpatient and outpatient volume. We compute equivalent admissions by multiplying admissions (inpatient volumes) by the outpatient factor (the sum of gross inpatient revenue and gross outpatient revenue and then dividing the resulting amount by gross inpatient revenue). The equivalent admissions computation “equates” outpatient revenue to the volume measure (admissions) used to measure inpatient volume resulting in a general measure of combined inpatient and outpatient volume.

(3)

Same-hospital information includes the results of our hospital support center and the same 51 hospitals operated during the three months and nine months ended September 30, 2012 and 2011. Same-hospital information excludes the results of Marquette General, Woods Memorial, Twin County, Maria Parham, Person Memorial and our hospitals that have previously been disposed.

LIFEPOINT HOSPITALS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
Dollars in millions, except Diluted EPS amounts

Adjusted EBITDA is defined by the Company as earnings before depreciation and amortization; interest expense, net; debt extinguishment costs; impairment charge; provision for income taxes; loss (income) from discontinued operations, net of income taxes; and net income attributable to noncontrolling interests. Adjusted Normalized EBITDA is defined by the Company as Adjusted EBITDA plus significant items incurred during the period. Significant items incurred during the period are presented separately because they are important for the understanding of the underlying sustainable performance of the Company due to their size or nature. LifePoint’s management and Board of Directors use Adjusted EBITDA to evaluate the Company’s operating performance and as a measure of performance for incentive compensation purposes. LifePoint’s credit facilities use Adjusted EBITDA for certain financial covenants. The Company believes Adjusted EBITDA is a measure of performance used by some investors, equity analysts and others to make informed investment decisions. In addition, multiples of current or projected Adjusted EBITDA are used to estimate current or prospective enterprise value. Adjusted EBITDA and Adjusted Normalized EBITDA should not be considered as measures of financial performance under U.S. generally accepted accounting principles (“GAAP”), and the items excluded from Adjusted EBITDA and Adjusted Normalized EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA and Adjusted Normalized EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. Because Adjusted EBITDA and Adjusted Normalized EBITDA are not measurements determined in accordance with GAAP and are susceptible to varying calculations, Adjusted EBITDA and Adjusted Normalized EBITDA as presented may not be comparable to other similarly titled measures of other companies.

	Three Months Ended September 30,				Nine Months Ended September 30,
	2012		2011		2012		2011
	Amount	% of Revenues	Amount	% of Revenues	Amount	% of Revenues	Amount	% of Revenues
Revenues before provision for doubtful accounts	$984.9		$866.2		$2,963.1		$2,628.2
Provision for doubtful accounts	164.7		127.0		464.6		383.4
Revenues	820.2	100.0%	739.2	100.0%	2,498.5	100.0%	2,244.8	100.0%

Salaries and benefits	390.3	47.6	337.8	45.7	1,130.2	45.2	1,011.2	45.0
Supplies	129.3	15.8	113.9	15.4	382.7	15.3	346.7	15.4
Other operating expenses	205.3	25.0	171.1	23.2	589.5	23.7	495.8	22.2
Other income	(12.0)	(1.5)	(11.0)	(1.5)	(14.7)	(0.6)	(15.2)	(0.7)
	712.9	86.9	611.8	82.8	2,087.7	83.6	1,838.5	81.9
Adjusted EBITDA	$107.3	13.1%	$127.4	17.2%	$410.8	16.4%	$406.3	18.1%

The following table reconciles Adjusted EBITDA as presented above to net income attributable to LifePoint Hospitals, Inc. as reflected in the unaudited condensed consolidated statements of operations:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Adjusted EBITDA	$107.3	$127.4	$410.8	$406.3
Less: Depreciation and amortization	47.7	40.7	139.7	121.0
Interest expense, net	24.5	24.3	75.7	81.6
Debt extinguishment costs	4.4	–	4.4	–
Impairment charge	–	–	3.1	–
Provision for income taxes	11.4	22.8	69.8	76.5
Loss (income) from discontinued operations, net of income taxes	–	0.1	(0.2)	(0.2)
Net income attributable to noncontrolling interests	0.1	0.7	2.7	2.2
Net income attributable to LifePoint Hospitals, Inc.	$19.2	$38.8	$115.6	$125.2

The following table reconciles Adjusted Normalized EBITDA as presented earlier to net income attributable to LifePoint Hospitals, Inc. as reflected in the unaudited condensed consolidated statements of operations:

Three Months Ended Sept. 30, 2012
Adjusted Normalized EBITDA	$119.4
Less: Significant items incurred	12.1
Depreciation and amortization	47.7
Interest expense, net	24.5
Debt extinguishment costs	4.4
Provision for income taxes	11.4
Net income attributable to noncontrolling interests	0.1
Net income attributable to LifePoint Hospitals, Inc.	$19.2

The following table reconciles Adjusted EBITDA as presented for the Company’s updated guidance ranges:

	Low End	High End
Adjusted EBITDA	$535.0	$545.0
Less: Depreciation and amortization	190.2	190.2
Interest expense, net	100.3	100.3
Debt extinguishment costs	4.4	4.4
Impairment charge	3.1	3.1
Provision for income taxes	88.6	92.4
Net income attributable to noncontrolling interests	3.9	3.9
Net income from continuing operations attributable to LifePoint Hospitals, Inc.	$144.5	$150.7

Adjusted Diluted Earnings Per Share (“EPS”) attributable to LifePoint Hospitals, Inc. stockholders is defined by the Company as diluted EPS attributable to LifePoint Hospitals, Inc. stockholders before acquisition transaction expenses, prior period repayment obligation expense, retention and severance expenses and Hurricane Isaac impact. The Company believes Adjusted Diluted EPS attributable to LifePoint Hospitals, Inc. stockholders is useful to investors to properly reflect the ongoing operating performance of the Company adjusting for timing differences. Adjusted Diluted EPS attributable to LifePoint Hospitals, Inc. stockholders should not be considered as a measure of financial performance under U.S. generally accepted accounting principles (“GAAP”), and the items excluded from Adjusted Diluted EPS attributable to LifePoint Hospitals, Inc. stockholders are significant components in understanding and assessing financial performance. Adjusted Diluted EPS attributable to LifePoint Hospitals, Inc. stockholders should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. Because Adjusted Diluted EPS attributable to LifePoint Hospitals, Inc. stockholders is not a measurement determined in accordance with GAAP and is susceptible to varying calculations, Adjusted Diluted EPS attributable to LifePoint Hospitals, Inc. stockholders as presented may not be comparable to other similarly titled measures of other companies.

The following table reconciles Adjusted Diluted EPS attributable to LifePoint Hospitals, Inc. stockholders as presented earlier to Diluted EPS attributable to LifePoint Hospitals, Inc. stockholders as reflected in the unaudited condensed consolidated statements of operations:

Three Months Ended Sept. 30, 2012
Adjusted Diluted EPS attributable to LifePoint Hospitals, Inc. stockholders	$0.60
Less: Debt extinguishment costs	0.06
Acquisition transaction expenses	0.08
Prior period repayment obligation expense	0.03
Retention and severance expenses	0.02
Hurricane Isaac impact	0.02
Diluted EPS attributable to LifePoint Hospitals, Inc. stockholders	$0.39

CONTACT:
LifePoint Hospitals, Inc.
Jeff Sherman, 615-372-8501
Executive Vice President and Chief Financial Officer